EXHIBIT 10.2

@ Fleet

  Small Business Services

LINE OF CREDIT WITH LETTER OF CREDIT AND/OR ACCEPTANCE FINANCING PROMISSORY NOTE

$600,000.00 Principal Amount

Date: November 5, 2004

BORROWER: TECHNICAL COMMUNICATIONS CORPORATION

BANK: Fleet National Bank, a Bank of America company

BANK’S ADDRESS: 111 Westminster Street, Providence, Rhode Island 02903

INTEREST RATE: The interest rate per annum shall be equal to One (1.000%) percentage point above the Prime Rate (as defined in Section 2).

PAYMENT SCHEDULE: Monthly payments of interest only in arrears shall be due and payable commencing on end of month and continuing on the same day of each successive month, and upon payment in full of this Note. Principal shall be due and payable ON DEMAND.

LOAN AGREEMENT: That certain Line of Credit Agreement of even date between the Bank and the Borrower relating to the indebtedness evidenced hereby, the terms and provisions of which are incorporated herein by reference.

All capitalized words or phrases which are not otherwise specifically defined hereinabove or elsewhere in this Note shall have the meaning assigned in the Loan Agreement.

1.	Promise to Pay. FOR VALUE RECEIVED, the Borrower (jointly and severally if more than one) intending to be legally bound, promise(s) to pay to the order of the Bank, ON DEMAND, the Maximum Principal Amount or if less, the aggregate unpaid principal amount of advances made by the Bank to the Borrower pursuant to the Loan Agreement; together with interest in accordance with the Payment Schedule and at the Interest Rate on the unpaid principal balance hereof from time to time outstanding. Notwithstanding the foregoing, from and after demand, or after judgement has been rendered on this Note, and/or from and after any Event of Default, the unpaid principal of all advances shall, the interest rate on the Note shall, at the Banks’s option, bear interest at a rate which is four percent (4%) per annum greater than that which would otherwise be applicable. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

2.	Prime Rate. The term “Prime Rate” means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

3.	Payment Provisions. All payments shall be made by the Borrower to the Bank at Bank’s Address, or such other place as the Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. If this Note or any payment hereunder becomes due on a day which is not a Business Day (as defined below), the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

4.	Prepayment. This Note may be prepaid at any time, in whole or in part, without premium, penalty or other charge (except as set forth in the next sentence), but with accrued interest to the day of such prepayment on the amount prepaid. To the extent that any full prepayment during the first twelve (12) months from the date of this Note results, directly or indirectly, from the application of funds borrowed by the Borrower from any lending or financial services institution other than the Bank, the Borrower shall pay to the Bank at the time of such prepayment a non-refundable early termination fee of $35 (if unsecured) $75 (if secured).

TECHNICAL COMMUNICATIONS CORPORATION

5.	Late Fee. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due (whether as a result of demand or otherwise) the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment; provided that such late fee shall be reduced to two percent (3%) of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if the Note is secured by a mortgage on an owner-occupied residence.

6.	Fees and Expenses. The Borrower will pay all expenses incurred by the Holder in connection with the preparation of the Loan Documents, the making of the loan evidenced by this Note, and the enforcement of the rights of the Holder in connection with this Note and the Loan Documents, including, but not limited to, the reasonable fees of its counsel (which may include costs allocated by the Holder’s internal legal department), plus the disbursements of said counsel. The Borrower further agrees to pay to the Holder on demand all reasonable fees, costs and expenses incurred by the Holder in connection with the administration of this Loan, including, without limitation, overnight courier fees, lien search fees, filing and recording fees, and other fees and charges as provided in the Loan Agreement.

7.	Pledge to Federal Reserve. Bank may at any time pledge or assign all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the loan documents.

8.	Right of Setoff. The Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9.	Replacement of Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

10.	Waiver. The Borrower expressly waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of dishonor, and all rights under any applicable statute of limitations.

11.	Joint and Several Obligations. If this Note is signed by more than one Borrower, all obligations of the Borrower are their joint and several obligations.

12.	Choice of Law. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (The “Governing State”) (excluding the laws applicable to conflicts or choice of law.)

13.	WAIVER OF JURY TRIAL; DAMAGES. THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

TECHNICAL COMMUNICATIONS CORPORATION

The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors, as applicable, of the Borrower and shall inure to the benefit of the Bank, its successors and assigns.

IN WITNESS WHEREOF, the Borrower has executed or caused this Note to be duly executed, as a sealed instrument.

WITNESS:

TECHNICAL COMMUNICATIONS CORPORATION

/s/ William N. Grinnell	By:	/s/ Michael P. Malone
	Name:	Michael P. Malone
	Title:	Chief Financial Officer/Treasurer

TECHNICAL COMMUNICATIONS CORPORATION